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                                                                EXHIBIT 17(ii)

                                   REID HOUSE
                                31 CHURCH STREET
                             HAMILTON, BERMUDA HM12

March 21, 1997

Mr. Herman Frietsch
Chairman and Chief Executive Officer
Intelect Communications Systems Limited
1100 Executive Drive
Richardson, Texas, 75081

                      RE: RESIGNATION DATED MARCH 5, 1997

Dear Mr. Frietsch,

Reference is made to my letter of resignation dated March 5, 1997 (copy attached), clearly stating that I have resigned as a director of the Company, because of a disagreement with the Company on matters relating to the Company's operations, policies and practices.

Please take the necessary steps for these matters to be disclosed.

Yours sincerely,

/s/ PETER LEIGHTON

Peter Leighton

c.      Phil Rosetti, Hale & Dorr
        John Collis, Conyers, Dill & Pearman
        Mark Bridges, KPMG Peat Marwick
        Geoffrey Bell, Appleby, Spurling & Kempe
        Gus Alexander, Nutter, McClennan & Fish